Investment Banking Agreement

This Agreement is made on October 3, 2001, by and between Trading Solutions, Inc., a Nevada Corporation ("Trading Solutions") with its principal offices at 2 Rodeo Court, Toronto, Ontario Canada M2M 4M3, and Geneva Capital & Finance Group, LLC, a California LLC, ("Geneva CFG") with its principal offices at 5425 Oberlin Drive, Second Floor, San Diego, CA 92121.

Witnesseth

WHEREAS, Trading Solutions requires expertise in the area of investment banking to support its business and growth;

WHEREAS, Geneva CFG has substantial contacts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. Certain Definitions - When used in this Agreement, the following terms shall have the meanings set forth below:

1.1 Affiliate - any persons or entities controlled by a party.

1.2 Trading Solutions - the contractor who uses the services of Geneva CFG.

1.3 Trading Solutions Clients - Trading Solutions' clients who use the services of Geneva CFG through Trading Solutions.

1.4 Contact Person - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Trading Solutions and Geneva CFG shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

1.5 Equity- cash, securities or liquid assets, specifically excluding real property.

1.6 Payment or Payable in kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2. Contact Persons. The Contact Person for Trading Solutions is Ralph Moyal, President. The Contact Person for Geneva CFG is Roland L. Chapin, President.

3. Services to be Rendered by Geneva CFG. Services to be rendered, on a best efforts basis, by Geneva CFG are as follows:

3.1 Advice and Counsel. Geneva CFG will provide advice and counsel regarding Trading Solutions' strategic business and financial plans, strategy and negotiations with potential lenders/investors, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

3.2 Introductions to the Securities Brokerage Community. Geneva CFG has a close association with numerous broker/dealers and investment professionals across the country and will enable contact between Trading Solutions and/or Trading Solutions Clients to facilitate business transactions among them. Geneva CFG shall use their contacts in the brokerage community to assist Trading Solutions in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. Geneva CFG understands that this is in keeping with Trading Solutions' business objective to establish a nationwide network of securities dealers who have an interest in Trading Solutions' securities.

It is also understood and agreed that Geneva CFG will be responsible for buying and selling the shares of Trading Solutions, either as a broker or underwriter, in order to provide the company with the required capital, at no additional cost to Trading Solutions.

3.3 Market-making Intelligence. Geneva CFG monitors markets in several securities and has access to proprietary information through the Firm's facilities and personnel. Geneva CFG will monitor and react to sensitive market information on a timely basis and provide advice and counsel and proprietary intelligence (including but not limited to information on price, volume and the identification of market-makers, buyers and sellers) to Trading Solutions in a timely fashion with respect to securities in which Trading Solutions has an interest. Trading Solutions understands that this information is available from other sources but acknowledges that Geneva CFG can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Trading Solutions with respect to the activities of any other Geneva CFG customers or customer accounts without such customer's prior consent.

3.4 Trading Solutions and/or Trading Solutions Client Transaction Due Diligence. Geneva CFG will undertake due diligence on all proposed financial transactions affecting Trading Solutions, of which Geneva CFG is notified in writing in advance, including investigation and advice on the financial, valuation and stock price implications thereof.

3.5 Best Efforts. Geneva CFG shall devote such time and best efforts to the affairs of Trading Solutions as is reasonable and adequate to render the consulting services contemplated by this Agreement. Geneva CFG is not responsible for the performance of any services which may be rendered hereunder without Trading Solutions providing the necessary information in writing prior thereto, nor shall Geneva CFG include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. Geneva CFG cannot guarantee results on behalf of Trading Solutions, but shall pursue all avenues available through its network of financial contacts. At such time as an interest is expressed in Trading Solutions' needs, Geneva CFG shall notify Trading Solutions and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Trading Solutions. It is understood that the compensation to be paid hereunder is being paid hereunder by Trading Solutions to have Geneva CFG remain available to assist with transactions on an as-needed basis.

4. Compensation to Geneva CFG. Trading Solutions shall pay Geneva CFG a non-refundable fee Five Hundred Thousand (500,000) shares of Trading Solutions' free trading stock.

5. Indemnification. Trading Solutions agrees to indemnify and hold harmless Geneva CFG, each of its officers, directors, employees and each person, if any, who controls Geneva CFG against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as the Trading Solutions or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

Geneva CFG agrees to indemnify and hold harmless Trading Solutions, each of its officers, directors, employees and each person, if any, who controls Trading Solutions against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as Geneva CFG or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

6. Trading Solutions Representations. Trading Solutions hereby represents, covenants and warrants to Geneva CFG as follows:

6.1 Authorization. Trading Solutions and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2 No Violation. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Trading Solutions, or violate any terms of provision of any other agreement or any statute or law.

6.3 Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies, and licenses referenced herein to which Trading Solutions is a party are valid and in full force and effect.

6.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Trading Solutions threatened against or invoking Trading Solutions, or which questions or challenges the validity of this Agreement and its subject matter; and Trading Solutions does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

6.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.

6.6 Geneva CFG Reliance. Geneva CFG has and will rely upon the documents; instruments and written information furnished to Geneva CFG by the Trading Solutions' officers or designated employees.

A. Trading Solutions' Material. All representations and statements provided herein about Trading Solutions are true and complete and accurate to the best of Trading Solutions' knowledge. Trading Solutions agrees to indemnify, hold harmless, and defend Geneva CFG, its officers, directors, agents and employees, at Trading Solutions' expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to Geneva CFG.

B. Trading Solutions Client and Other Material. Trading Solutions warrants that all representation and statements provided, other than that about the Trading Solutions, are, to the best of its knowledge, true, complete and accurate.

6.7 Services NOT EXPRESSED OR IMPLIED.

A. Geneva CFG has not agreed with Trading Solutions in this Agreement or any other agreement, verbal or written, to be a market-maker (but may be a placement agent by other "Selling Agreement" from time-to-time) in Trading Solutions' securities or in any specific securities or securities in which Trading Solutions or Trading Solutions' Clients have an interest; and,

B. Any payments made herein to Geneva CFG are not, and shall not be construed as, compensation to Geneva CFG for the purposes of making a market, to cover Geneva CFG's out-of-pocket expenses for making a market, or for the submission by Geneva CFG of an application to make a market in any securities; and,

C. No payments made herein to Geneva CFG are for the purpose of affecting the price of any security or influencing any market-making functions, including but not limited to bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

7. Confidentiality.

7.1 Geneva CFG and Trading Solutions each agree to provide reasonable security measures to keep information confidential where release may be detrimental to their respective business interests. Geneva CFG and Trading Solutions shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will have access to the information through Geneva CFG and Trading Solutions respectively, to first enter appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

7.2 Geneva CFG will not, either during its engagement by Trading Solutions pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of Trading Solutions or any of its affiliates in any way acquired or used by Geneva CFG during its engagement by the Trading Solutions. Confidential information, knowledge or data of the Trading Solutions and its affiliates shall not include any information, which is, or becomes generally available to the public other than as a result of a disclosure by Geneva CFG or its representatives.

8. Miscellaneous Provisions.

8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Geneva CFG and Trading Solutions.

8.2 Waiver of Compliance. Any failure of Geneva CFG, on the one hand, or Trading Solutions, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 Expenses: Transfer Taxes, Etc. Whether or not the transaction, if any, contemplated by this Agreement shall be consummated, Geneva CFG agrees that all fees and expenses incurred by Geneva CFG in connection with this Agreement shall be borne by Geneva CFG and Trading Solutions agrees that all fees and expenses incurred by Trading Solutions in connection with this Agreement shall be borne by Trading Solutions, including, without limitation as to Geneva CFG or Trading Solutions, all fees of counsel and accountants.

8.4 Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within ten (10) days prior to engagement therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, corporation of either party.

7.5 Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

7.6 Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the contact persons listed below. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

Trading Solutions, Inc.	Geneva Capital & Finance Group, LLC
Attn: Ralph Moyal, President	Attn: Roland L. Chapin, President
2 Rodeo Court	5425 Oberlin Drive, 2nd Floor
Toronto, Ontario	San Diego, CA 92121
Canada M2M 4M3	U. S. A.
Fax: (416) 223-7431	Fax: (858) 554-1146

8.7 Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

8.8 Delegation. Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

8.9 Publicity. Neither Geneva CFG nor Trading Solutions shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.

8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Trading Solutions and Geneva CFG agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be San Diego County, CA.

8.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12 Headings. The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

8.13 Entire Agreement. This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

8.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

8.15 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.16 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

8.17 Further Assurances. Each of the parties agrees that it shall from time-to-time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

8.18 Right to Data After Termination. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

8.19 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party becoming the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

8.20 No Authority to Obligate the Trading Solutions. Without the consent of the Board of Directors of Trading Solutions, Geneva CFG shall have no authority to take, nor shall it take, any action committing or obligating the Trading Solutions in any manner, and it shall not represent itself to others as having such authority.

9. Arbitration. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT:

A. ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

E. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH SECURITIES INDUSTRY; AND

F. THIS ARBITRATION AGREEMENT IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY.

G. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN TRADING SOLUTIONS, GENEVA CFG OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION.

H. THE UNDERSIGNED TRADING SOLUTIONS HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO EITHER THE AMERICAN ARBITRATION ASSOCIATION, IN LOS ANGELES, CALIFORNIA, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., IN LOS ANGELES, CALIFORNIA, WHICHEVER ASSOCIATION MAY ASSERT JURISDICTION OVER THE DISPUTE WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES.

I. IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO.

J. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN LOS ANGELES COUNTY, CALIFORNIA, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE.

K. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

L. EACH PARTY WILL SIGN ANY REQUIRED NASD UNIFORM SUBMISSION AGREEMENT OR THE APPLICABLE PAPERWORK FOR THE AMERICAN ARBITRATION ASSOCIATION, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION OR THE APPLICABLE PAPERWORK FOR THE AMERICAN ARBITRATION ASSOCIATION, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION, WHICHEVER ONE IS APPLICABLE.

M. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY.

N. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

10. Term of Agreement and Termination. This Agreement shall be effective upon execution, shall continue for two years unless terminated sooner, by mutual consent of both parties, after which time this Agreement is terminated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Trading Solutions: Trading Solutions, Inc.

By: ___________________________________

Ralph Moyal, President

Geneva CFG: Geneva Capital & Finance Group, LLC

By: ___________________________________

Roland L. Chapin, President